As filed with the Securities and Exchange Commission on August 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1377322
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of Principal Executive Offices) (Zip Code)

NEW YORK COMMUNITY BANCORP, INC. 2020 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Copies to:

Joseph R. Ficalora President and Chief Executive Officer New York Community Bancorp, Inc. 615 Merrick Avenue Westbury, New York 11590	Edward G. Olifer, Esq. Suzanne A. Walker, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005
(Name and address of agent for service)	(202) 508-5800

(516) 683-4100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	13,150,000 (3)	$10.62	$139,653,000	$18,127

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on July 31, 2020.

(3)

Represents shares of the Registrant’s common stock that may become issuable under the 2020 Plan, based on a reserve of 12,000,000 shares of the Registrant’s common stock under the 2020 Plan, plus 150,000 shares available for issuance under the New York Community Bancorp, Inc. 2012 Stock Incentive Plan (the “2012 Plan”) as of June 3, 2020 and an additional 1,000,000 shares that may be forfeited under the 2012 Plan, prior to the expiration of the 2012 Plan, (excluding shares tendered or withheld in payment of the exercise price of an option or settlement of an outstanding stock appreciation right, shares purchased using the proceeds of option exercises or shares tendered for tax withholding purposes) and eligible for issuance under the 2020 Plan.

PART I  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible participants as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed by New York Community Bancorp, Inc. (the “Company,” “we,” “our” or “us”) with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Commission allows us to “incorporate by reference” certain information we have filed with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed with the Commission. The information we incorporate by reference is considered part of this Registration Statement. We specifically are incorporating by reference the following documents filed with the Commission, excluding any information in a report or document that is furnished and not deemed “filed” pursuant to applicable rules and regulations of the Commission:

(a)

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including our consolidated statements of condition of as of December 31, 2019 and 2018, our related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2019 (the “Annual Report”) filed with the Commission on February 28, 2020.

(b)	Amendment Number 1 to the Annual Report filed with the Commission on May 18, 2020.

(c)	Our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 24, 2020.

(d)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the Commission on May 11, 2020.

(e)

Our Current Reports on Form 8-K filed with the Commission (other than those portions furnished under items 2.02, 7.01 and 9.01 of the Form 8-K) on January 29, 2020, April  29, 2020, June  5, 2020 and July 29, 2020.

(f)	A description of our Common Stock contained in Exhibit 4.5 to the Registrant’s Annual Report filed with the Commission on February 28, 2020.

(g)

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers

The Registrant’s Amended and Restated Certificate of Incorporation, Article 10, provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding, by reason of the fact that he or she is or was a director or an officer of NYCB or is or was serving at the request of NYCB as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by NYCB to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”) against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that, except with respect to proceedings to enforce rights to indemnification, NYCB shall indemnify such person in connection with a proceeding initiated by such person only if such proceeding was authorized by NYCB’s board of directors. The DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. However, indemnity may not be granted in respect of a claim, issue or matter as to which a person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. NYCB’s Amended and Restated Certificate of Incorporation provides that such rights to indemnification are contract rights and that the expenses incurred by such person will be paid in advance of a final disposition of any proceeding, provided, however, that if required under the DGCL, an advancement of expenses incurred by a person in his or her capacity as a director or officer shall be made only upon delivery to NYCB of an undertaking, by or on behalf of such person, to repay the amounts so advanced if it shall ultimately be determined by final adjudication that such person is not entitled to be indemnified for such expenses under Article 10, Section B of NYCB’s Amended and Restated Certificate of Incorporation or otherwise.

With respect to possible indemnification of directors, officers and controlling persons of NYCB for liabilities arising under the Securities Act pursuant to such provisions, NYCB is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

None.

Item 8. Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

List of Exhibits (filed herewith unless otherwise noted):

3.1	Amended and Restated Certificate of Incorporation (1)
3.2	Certificates of Amendment of Amended and Restated Certificate of Incorporation (2)
3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation (3)
3.4

Certificate of Designations of the Registrant with respect to the Series A Preferred Stock, dated March 16, 2017, filed with the Secretary of State of the State of Delaware and effective March 16, 2017 (4)

3.5	Amended and Restated Bylaws of the Registrant, as of December 20, 2016 (5)
4.1	Form of Common Stock Certificate (6)
5.1	Opinion of Kilpatrick Townsend & Stockton LLP
10.1	New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan
23.0	Consent of KPMG LLP
24.0	Power of Attorney (contained on the signature page)
99.1	Form of New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan Restricted Stock Agreement (Director)
99.2	Form of New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan Restricted Stock Agreement (Employee)
99.3	Form of Grant Agreement for Performance-Based Restricted Stock Units

(1)

Incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarterly period ended March 31, 2001 (File No. 0-22278), as filed with the Securities and Exchange Commission on May 11, 2001.

(2)	Incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K for the year ended December 31, 2003 (File No. 1-31565), as filed with the Securities and Exchange Commission on March 15, 2004.
(3)	Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 27, 2016 (File No. 1-31565).
(4)	Incorporated herein by reference to Exhibit 3.4 of the Company’s Registration Statement on Form 8-A (File No. 333-210919), as filed with the Securities and Exchange Commission on March 16, 2017.
(5)

Incorporated herein by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K (File No. 001-31565) for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 1, 2017.

(6)	Incorporated by reference to Exhibit 4.1 of the Company’s Form 10-Q (File No. 001-31565), as filed with the Securities and Exchange Commission on November 9, 2017.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westbury, State of New York, on the 5th day of August, 2020.

NEW YORK COMMUNITY BANCORP, INC.

By:	/s/ Joseph R. Ficalora
Joseph R. Ficalora
President, Chief Executive Officer, and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of New York Community Bancorp, Inc. (other than Joseph R. Ficalora) appoint Joseph R. Ficalora as our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable New York Community Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as may be signed by our said attorney to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Joseph R. Ficalora Joseph R. Ficalora	President, Chief Executive Officer, and Director (Principal Executive Officer)	August 5, 2020

/s/ Thomas R. Cangemi Thomas R. Cangemi	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 5, 2020

/s/ John J. Pinto John J. Pinto	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 5, 2020

/s/ Dominick Ciampa Dominick Ciampa	Director	August 5, 2020

/s/ Hanif W. Dahya Hanif W. Dahya	Director	August 5, 2020

/s/ Leslie D. Dunn Leslie D. Dunn	Director	August 5, 2020

/s/ Michael J. Levine Michael J. Levine	Director	August 5, 2020

/s/ James J. O’Donovan James J. O’Donovan	Director	August 5, 2020

/s/ Lawrence Rosano, Jr. Lawrence Rosano, Jr.	Director	August 5, 2020

/s/ Ronald A. Rosenfeld Ronald A. Rosenfeld	Director	August 5, 2020

/s/ Lawrence J. Savarese Lawrence J. Savarese	Director	August 5, 2020

/s/ John M. Tsimbinos John M. Tsimbinos	Director	August 5, 2020

/s/ Robert Wann Robert Wann	Senior Executive Vice President, Chief Operating Officer, and Director	August 5, 2020